EXHIBIT 10.1

                      ADDENDUM TO STOCK PURCHASE AGREEMENT

         This Addendum to Stock Purchase Agreement (the "Addendum") is made and entered into as of January 31, 2014 by Solar United Network, Inc., a California Corporation ("SUN"), Emil Beitpolous, Abe Emard, Richard Emard, and Mikhail Podnesbesnyy (each, a "Seller", and collectively, the ("Sellers"), and Solar3D, Inc., a Delaware corporation ("Buyer"), with respect to the following facts:

         A. The parties have previously entered into that certain Stock Purchase Agreement dated October 31, 2013 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         B. Section 5.7(v) of the Agreement provides that Sellers may cause a one-time Tax Distribution, to be made before or after the Closing, subject to the limits and conditions set forth in such section.

         C. As a condition to completing the Closing, the parties are entering into this Addendum to clarify the timing and method for making the Tax Distribution, and to revise and clarify the payments to be made at Closing pursuant to Sections 1.2 and 5.26 of the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Addendum, and in light of the above recitals to this Addendum, the parties to this Addendum hereby agree as follows:

         1. PRELIMINARY BALANCE SHEET. Sellers have delivered to Buyer SUN's January 20, 2014 balance sheet (the "Preliminary Balance Sheet"), which each Seller represents and warrants presents fairly the financial position of SUN as of the date thereof, and has been prepared in accordance with SUN's normal business practices applied on a consistent basis throughout the period covered.

         2. DETERMINATION OF NTI AND NWC. As soon as practicable after the Closing, and in any event not later than February 28, 2014, the parties shall cause to be prepared for SUN an unaudited balance sheet as of January 31, 2014, prepared in accordance with SUN's normal business practices applied on a consistent basis throughout the period covered (the "Final Balance Sheet"). Based on the Final Balance Sheet, the parties shall determine SUN's net working capital (defined as SUN's current assets (minus Loan to Shareholders' and Prepaid Expenses) minus current liabilities at such date, (the "NWC"). In the event the parties are unable to agree on the determination of NWC prior to March 1, 2014, the parties shall request SUN's independent accountants to make such determination, which determination shall be binding upon the parties for purposes of this Addendum.

         3. PAYMENT OF TAX DISTRIBUTION. The Company shall make aggregate Tax Distributions to the Sellers equal to the NWC minus $200,000 (the "Total Tax Distribution"), payable as follows: (i) all but $100,000 of the Total Tax Distribution shall be paid promptly after the parties have determined the NWC as provided in Section 2, above, and (ii) the remaining $100,000 shall be paid upon the agreement by the Sellers, SUN and Buyer that such funds are not necessary to the operation of the Company, but not later than 90 days following Closing.

         4. RESERVATION OF FUNDS. Prior to the Closing, SUN shall reserve an amount in cash sufficient to make the payment described in Section 3, above, and

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for tax and  accounting  purposes such payment shall be deemed to have been made immediately prior to the Closing.

         5 PAYMENTS AT CLOSING. At the Closing, in lieu of the $1,044,500 to be paid to the Sellers pursuant to Section 1.2 of the Agreement, and the not-to-exceed amount of $205,500 to by paid to Generational Equity (the "Cash Payment Obligations"), Buyer shall make the following payments:

                   Richard Emard                      $212,350.00

                   Abe Emard                           318,525.00

                   Mikhail Podnebesnyy                 212,350.00

                   Emil Beitpolous                     318,525.00

                   Generational Equity, LLC            188,250.00
                                                    --------------

                           Total                    $1,250,000.00


Such payments shall satisfy Buyer's Cash Payment Obligations, and Sellers shall indemnify Buyer and hold Buyer harmless against any claim by Generational Equity, LLC against SUN, the Sellers or Buyer.

         IN WITNESS WHEREOF, this Addendum has been entered into as of the date first above written.

SUN:                          Sun United Network, Inc., a California corporation


                              By:
                                 -----------------------------------------------
                                    Emil Beitpolous. Chief Executive Officer

SELLERS:
                              --------------------------------------------------
                              Emil Beitpolous


                              --------------------------------------------------
                              Abe Emard


                              --------------------------------------------------
                              Richard Emard


                              --------------------------------------------------
                              Mikhail Podnesbesnyy


BUYER:                        SOLAR3D, INC., a Delaware corporation

                              By:
                                 -----------------------------------------------
                                   James B. Nelson, Chief Executive Officer




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